FORM F-4
                              Exhibit Number 99.3

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                                                                   EXHIBIT 99.3



                                CP SHIPS LIMITED
                            OFFER FOR ALL OUTSTANDING
                          10 3/8% SENIOR NOTES DUE 2012
                                 IN EXCHANGE FOR
                          10 3/8% SENIOR NOTES DUE 2012
                        WHICH HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933,
                                   AS AMENDED

To Our Clients:

Enclosed for your consideration is a Prospectus, dated o, 2002 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of CP Ships Limited (the "Company") to exchange its 10 3/8% Senior Notes due 2012, which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for its outstanding 10 3/8% Senior Notes due 2012 (the "Original Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligation of the Company contained in the Registration Rights Agreement dated July 3, 2002, by and among the Company, CP Ships (UK) Limited, Lykes Lines Limited, LLC, TMM Lines Limited, LLC and the initial purchasers referred to therein.

This material is being forwarded to you as the beneficial owner of the Original Notes held by us for your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you with us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on o, 2002, unless extended by the Company. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1.      The Exchange Offer is for any and all Original Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer - Conditions to the Exchange Offer".

3. Any transfer taxes incident to the transfer of Original Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.


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4.      The  Exchange  Offer  expires at 5:00 P.M.,  New York City  time, on o, 2002,  unless extended by the Company.

If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.




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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by CP Ships Limited with respect to its Original Notes.

This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

Please tender the Original Notes held by you for my account as indicated below:

10 3/8% Senior Notes due 2012 $_________ (Aggregate Principal Amount of Original Notes)

|_| Please do not tender any Original Notes held by you for my account.

Dated:  _________, 2002

Signature(s): _________________________________________________________________

Print Name(s) here: ___________________________________________________________

Print Address(es): ____________________________________________________________

Area Code and Telephone Number(s): ____________________________________________

Tax Identification or Social Security Number(s): ______________________________

None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.




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